UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	INVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 31, 2022, INVO Bioscience, Inc. (the “Company”) issued a press release announcing financial results for the year ended December 31, 2021. The text of the press release is furnished as Exhibit 99.1 to this current report.

The information in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

Exhibit 99.2 hereto contains a presentation by INVO Bioscience, Inc. entitled “INVO Center Review-March 2022” discussing the current status of its INVO Centers and plans for establishment of additional INVO Centers.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2022.
99.2	Presentation entitled “INVO Center Review-March 2022”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO BIOSCIENCE, INC.

	By:	/s/ Steven Shum
	Name:	Steven Shum
	Title:	Chief Executive Officer

Dated March 31, 2022

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